 Exhibit (a)(1)(v)
NOTICE OF GUARANTEED DELIVERY
FOR
TENDER OF SHARES OF COMMON STOCK OF
TORTOISE ENERGY INDEPENDENCE FUND, INC.
This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if stockholders’ certificates for shares of common stock, par value $0.001 per share (the “Shares”) of Tortoise Energy Independence Fund, Inc. (the “Fund”), are not immediately available or time will not permit the Letter of Transmittal and other required documents to be delivered to the Depositary on or before 5:00 p.m., New York City time, November 1, 2022 or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered email or mailed to the Depositary, and must be received by the Depositary on or before the Expiration Date. See Section 5, “Procedure for Tendering Shares,” of the Offer to Purchase.
The Depositary:
COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A.
Email for Guarantee of Deliveries ONLY: canoticeofguarantee@computershare.com
For Account Information Call:
Georgeson LLC
Toll Free: 1-866-432-2791
By First Class Mail:	By Registered, Certified or Express Mail or Overnight Courier:
Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Shareholder Services, Inc. Attn: Voluntary Corporate Actions Suite V 150 Royall Street Canton, MA 02021
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA EMAIL OTHER THAN ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Ladies and Gentlemen:
The undersigned hereby tenders to Tortoise Energy Independence Fund, Inc. (the “Fund”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated October 3, 2022 and the related Letter of Transmittal (which together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth on the reverse side pursuant to the guaranteed delivery procedures set forth in Section 5, “Procedure for Tendering Shares,” of the Offer to Purchase.
Number of Shares Tendered:
Certificate Nos. (if available):
If Shares will be tendered by book-entry transfer, check box:
☐ The Depository Trust Company
Account Number:
Name(s) of Record Holder(s):
Address:
Area Code and Telephone Number:
Taxpayer Identification (Social Security) Number:
The undersigned also tenders all uncertificated Shares that may be held in the name of the registered holder(s) by the Fund’s transfer agent pursuant to the Fund’s dividend reinvestment plan:
Yes No
(Note: If neither of these boxes is checked, any such uncertificated Shares will not be tendered.)
Dated:	Signature(s)

GUARANTEE
The undersigned, a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office, branch, or agency in the United States, hereby (a) guarantees to deliver to the Depositary certificates representing the Shares tendered hereby, in proper form for transfer (or tender shares pursuant to the procedures for book-entry transfer) into the Depositary’s account at The Depositary Trust Company, together with (i) a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees and (ii) other required documents, within two business days after the Expiration Date of the Offer, and (b) represents that such tender of Shares complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via DTC’s PTOP platform.
Name of Firm:	(Authorized Signature)
Address:	Name: (Please Print)
City State Zip Code	Title:
Area Code and Tel. No.	Dated:
DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.